Exhibit 99.1

HPE
1701 E. Mossy Oaks Road
Spring, TX 77389

hpe.com

News Release
HPE to outline Networking priorities for long-term value creation
-Raising fiscal 2027 revenue growth outlook for Networking business segment
-Expects to gain market share in Data Center Networking, Routing, and Campus & Branch

SUNNYVALE, Calif. – Sept. 30, 2026 – HPE (NYSE: HPE) today is hosting HPE Networking Investor Day, where Networking business leaders will outline a strategy designed to accelerate profitable growth and long-term shareholder value creation in the AI era. The company will share how HPE plans to capture expansive demand across Data Center Networking, Routing, Campus & Branch, and Security, positioning HPE Networking as a key driver of its growth.

“AI is reshaping the technology stack, making the network more strategic and driving significant new demand from enterprises and service providers,” said Rami Rahim, executive vice president, president and general manager, Networking, HPE. “HPE is positioned to capture that demand through an integrated networking portfolio, expansive go-to-market scale, and greater cross-sell capabilities. Together, these advantages strengthen our ability to deliver sustainable, profitable growth and create long-term shareholder value.”
Networking Product Categories
At HPE Networking Investor Day, HPE will highlight a broad and expanding networking opportunity across its portfolio, which serves enterprise and service provider customers, including hyperscalers and neoclouds.
HPE expects to outgrow the market growth rates it will outline at the event and gain share over the next three years in Data Center Networking, Routing, and Campus & Branch.

Data Center Networking
As AI rapidly reshapes data center architectures, high-performance networking is becoming essential to ensure GPU resources operate efficiently without being constrained by latency, congestion, or instability. With capabilities spanning both scale-out and scale-up switching, HPE is positioned to expand the addressable data center market opportunity.
HPE expects its Data Center Networking revenue to grow at a low-to-high 50s percent CAGR through fiscal 2029.
Routing

AI is creating a new wave of routing demand at the edge and across data centers, as customers connect users, devices, branches, and increasingly distributed AI clusters. HPE expects to build on decades of routing innovation, deep cloud and service-provider incumbency, and its MX and PTX platforms powered by Trio and Express silicon.
HPE expects its Routing revenue to grow at a low-to-high 20s percent CAGR through fiscal 2029.
Campus & Branch
Campus & Branch is entering a broad, multi-year modernization cycle tied to a Wi-Fi 7 refresh, positioning HPE to capitalize on the advantages of its combined Aruba and Juniper Mist portfolio, larger installed base, and global go-to-market model.
HPE expects its Campus & Branch revenue to grow at a high single-digit percent CAGR through fiscal 2029.
Security
As networking and security converge, HPE is embedding security throughout the network by combining SASE, network access control, firewalls, identity-based policy enforcement, and AI-powered operations.
HPE expects its Security revenue to grow at a high single-digit percent CAGR through fiscal 2029.

Juniper Cost Synergies Update

HPE is raising its target for Juniper Networks-related cost synergies over the next several years. The company now expects $800 million in annual run-rate savings by the end of fiscal 2028, up from its previously announced target of at least $600 million.
Fiscal 2027 Outlook

HPE is raising its FY27 Networking segment revenue growth outlook to between high teens to low-20s percent. The company expects Networking segment operating margin to be in the mid-to-high 20s percent range. To support strong demand and mitigate supply constraints entering FY27, the company previously announced it doubled its quarter-over-quarter networking supply purchase commitments in the third quarter of FY26.

Long-Term Financial Growth Framework

The company is raising its projections for Networking segment revenue to grow at a high-teens percent CAGR from FY26 through FY29. It is also disclosing its expectation that the segment will maintain an operating margin target of mid-to-high 20s percent from FY27 through FY29.

First System Order for AMD Helios™ AI Rack by HPE
The company is also announcing today that it has secured a $1.2 billion order from Vultr, the world’s largest privately-held cloud infrastructure company, to deploy AMD Helios™ AI Rack by HPE systems. It is HPE’s first order for the new system, which features purpose-built HPE Networking hardware and software.

About HPE

HPE (NYSE: HPE) is a leader in essential enterprise technology, bringing together the power of AI, cloud, and networking to help organizations achieve more. As pioneers of possibility, our innovation and expertise advance the way people live and work. We empower our customers across industries to optimize operational performance, transform data into foresight, and maximize their impact. Unlock your boldest ambitions with HPE. Discover more at www.hpe.com.

Media Contact:
Laura Keller
Laura.Keller@hpe.com
Investor Contact:
David Rubin
investor.relations@hpe.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties, and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett Packard Enterprise Company and its consolidated subsidiaries may differ materially from those expressed or implied by such forward-looking statements and assumptions. The words “believe,” “expect,” “anticipate,” “guidance,” “intend,” “will,” "may", “should,” “could,” and similar expressions are intended to identify such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to statements regarding any projections of total addressable markets, financial performance, plans, strategies and objectives of management for future operations or performance; the integration of Juniper Networks into Hewlett Packard Enterprise and our ability to implement and realize our plans, forecasts, synergies, and other expectations with respect to the consolidated business; and other risks described in HPE’s filings with the Securities and Exchange Commission from time to time including the risks, uncertainties and assumptions described in HPE’s Annual Report on Form 10-K for the fiscal year ended October 31, 2025, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and that are otherwise described or updated from time to time in Hewlett Packard Enterprise’s Securities and Exchange Commission reports.
The financial projections set forth in this press release reflect only estimates based on information and analyses available at this time. While Hewlett Packard Enterprise believes these estimates to be reasonable, these amounts could differ materially from reported amounts in the filings made by Hewlett Packard Enterprise from time to time with the Securities and Exchange Commission. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements, except as required by applicable law.